UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERANT BANCORP INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida	65-0032379
(State of incorporation or organization)	(I.R.S. Employer Identification no.)
220 ALHAMBRA CIRCLE, CORAL GABLES, FL	33134
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.10	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Amerant Bancorp Inc. (the “Company”), a Florida corporation, with the Securities and Exchange Commission (the “Commission”) in connection with the registration of its common stock, par value $.10 per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the transfer of the listing of Common Stock from the Nasdaq Stock Market LLC to the New York Stock Exchange, where it will continue to trade under the stock symbol “AMTB”.

Item 1. Description of Registrant’s Securities to be Registered.
For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of Registrant’s Securities” in Exhibit 4.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 1, 2023, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 23, 2023	AMERANT BANCORP INC.

By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Corporate Secretary